Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-216573) of Blueprint Medicines Corporation,
(2)

Registration Statement (Form S-8 No. 333-203749) pertaining to the 2011 Stock Option and Grant Plan, 2015 Stock Option and Incentive Plan, and 2015 Employee Stock Purchase Plan of Blueprint Medicines Corporation, and

(3)

Registration Statements (Form S-8 Nos. 333-210125, 333-216575, 333-223131 and 333-229885) pertaining to the 2015 Stock Option and Incentive Plan and 2015 Employee Stock Purchase Plan of Blueprint Medicines Corporation;

of our reports dated February 13, 2020, with respect to the consolidated financial statements of Blueprint Medicines Corporation and the effectiveness of internal control over financial reporting of Blueprint Medicines Corporation included in this Annual Report (Form 10-K) of Blueprint Medicines Corporation for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 13, 2020